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SMURFIT-STONE CONTAINER CORPORATION
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For Immediate Release

Contact:	Tom Lange 314-746-1236 (U.S. media) Mylène Labrie 514-864-5103 (Canadian media) www.smurfit-stone.com

SMURFIT-STONE ANNOUNCES NOMINATION OF INDEPENDENT DIRECTORS

        CHICAGO, April 1, 2003—Smurfit-Stone Container Corporation (Nasdaq: SSCC) today announced the nomination of three new independent candidates to serve as members of the board of directors. James R. Boris, William T. Lynch, Jr. and William D. Smithburg will stand for election at the company's annual meeting on May 8.

        The three candidates have been nominated along with five other current members of the SSCC board, who are standing for re-election on May 8. The five are Alan E. Goldberg, James J. O'Connor, Jerry K. Pearlman, Thomas A. Reynolds III, all independents, and Patrick J. Moore, president and chief executive officer of SSCC.

        James R. Boris, 58, has been the chairman of JB Capital Management, LLC since November 1999, and prior to that was chairman and chief executive officer of EVEREN Securities, Inc. (formerly Kemper Securities, Inc.) from 1990 to October 1999.

        William T. Lynch, Jr., 60, has been president and chief executive officer of Liam Holdings, LLC since April 1997. He retired as president and chief executive officer of Leo Burnett Company in March 1997 after 31 years with the advertising agency.

        William D. Smithburg, 64, retired as chairman, president and chief executive officer of The Quaker Oats Company in October 1997, after leading the company for over 15 years.

        All three of these nominees have significant experience in serving as directors of publicly traded companies.

        This announcement is not intended as a solicitation of proxies for the annual meeting, which will be done exclusively through the proxy statement. Investors are urged to read the proxy statement that is being filed today by Smurfit-Stone Container Corporation with the Securities and Exchange Commission in connection with the 2003 annual meeting of stockholders because it contains important information, including further information concerning the nominees. Investors may obtain a free copy of the proxy statement at the SEC's internet website, www.sec.gov. These documents may also be obtained for free (when available) from Smurfit-Stone Container Corporation, 150 North Michigan Avenue, Chicago, Illinois 60601, Attn: Corporate Secretary, phone 312-346-6600. Information regarding the individuals who may be participants in the solicitation of proxies of Smurfit-Stone Container Corporation is available in the proxy statement.

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        Smurfit-Stone Container Corporation (Nasdaq: SSCC) is the industry's leading integrated manufacturer of paperboard and paper-based packaging. Smurfit-Stone is a leading producer of containerboard, including white top linerboard and recycled medium; corrugated containers; point-of-purchase displays; multiwall and specialty bags; and clay-coated recycled boxboard; and is the world's largest paper recycler. In addition, Smurfit-Stone is a leading producer of solid bleached sulfate, folding cartons, flexible packaging, and labels. The company operates approximately 275 facilities, located primarily in the US, Canada and Mexico, and employs approximately 38,000 people.